EXHIBIT 99.3

STEEL PARTNERS HOLDINGS L.P.
Unaudited Pro Forma Condensed Combined Financial Information

On July 2, 2015, Handy & Harman Ltd. ("HNH"), a subsidiary of Steel Partners Holdings L.P., ("SPLP"), completed the acquisition of JPS Industries, Inc. ("JPS") and as a result of the acquisition, JPS became a wholly owned subsidiary of HNH. The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2014 and for the six months ended June 30, 2015 combine the historical consolidated statements of operations of SPLP and JPS, giving effect to HNH's acquisition of JPS as if it had occurred on January 1, 2014. The unaudited pro forma condensed combined balance sheet as of June 30, 2015 combines the historical consolidated balance sheets of SPLP and JPS, giving effect to HNH's acquisition of JPS as if it had occurred on June 30, 2015. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to HNH's acquisition of JPS, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:
• separate historical financial statements of SPLP as of and for the year ended December 31, 2014 and the related notes included in SPLP's Annual Report on Form 10-K for the year ended December 31, 2014;
• separate historical financial statements of JPS as of and for the years ended November 1, 2014 and November 2, 2013 and the related notes thereto (incorporated in their entirety by reference to Exhibit 99.3 to SPLP's Annual Report on Form 10-K filed on March 16, 2015);
• separate historical financial statements of SPLP as of and for the six months ended June 30, 2015 and the related notes included in SPLP's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015; and
• separate historical financial statements of JPS as of and for the six months ended May 2, 2015 and May 3, 2014 and the related notes included in JPS's financial statements as of and for the six months ended May 2, 2015 (included as Exhibit 99.2).
For ease of reference, all pro forma financial statements use SPLP's period-end date. The pro forma financial statements were prepared using the SPLP and JPS historical financial statements as of the dates and for the periods referred to above. No adjustments were made to JPS's reported information for its different quarter-end and year-end dates.
The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what SPLP's financial position or results of operations actually would have been had HNH's acquisition of JPS been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of SPLP. There were no material transactions between SPLP and JPS or HNH and JPS during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles (“U.S. GAAP”), which are subject to change and interpretation. The acquisition accounting is dependent upon certain valuations that have yet to progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments included herein are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information, and may be revised as additional information becomes available and as additional analyses are performed. Differences between the preliminary estimates reflected in these unaudited pro forma condensed combined financial statements and the final acquisition accounting will likely occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

Also, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that SPLP may achieve as a result of HNH's acquisition of JPS, the costs to integrate the operations of HNH and JPS or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

STEEL PARTNERS HOLDINGS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014

(in thousands except per common unit data)	SPLP	JPS	PRO FORMA ADJUSTMENTS (NOTE 4)		PRO FORMA SPLP
Revenue
Diversified industrial net sales	$600,468	$162,841	$—		$763,309
Energy net sales	210,148	—	—		210,148
Financial services revenue	36,647	—	—		36,647
Investment and other income	1,346	—	—		1,346
Net investment gains	921	—	—		921
Total revenue	849,530	162,841	—		1,012,371
Costs and expenses
Cost of goods sold	587,069	134,235	4,510	(a)	725,814
Selling, general and administrative expenses	189,495	18,503	1,055	(b)	209,053
Goodwill impairment charges	41,450	—	—		41,450
Asset impairment charges	2,537	—	—		2,537
Finance interest expense	815	—	—		815
Recovery of loan losses	(50)	—	—		(50)
Interest expense	11,073	630	1,295	(c)	12,998
Realized and unrealized gain on derivatives	(1,307)	—	—		(1,307)
Other income, net	(6,825)	35	—		(6,790)
Total costs and expenses	824,257	153,403	6,860		984,520
Income (loss) from continuing operations before income taxes and equity method income (loss)	25,273	9,438	(6,860)		27,851
Income tax provision (benefit)	24,288	3,899	(2,860)	(d)	25,327
Income (Loss) from equity method investments and investments held at fair value:
Loss of associated companies, net of taxes	(3,379)	—	(14,277)	(u)	(17,656)
Income from other investments - related party	891	—	—		891
Loss from investments held at fair value	(16,069)	—	—		(16,069)
Net (loss) income from continuing operations	(17,572)	5,539	(18,277)		(30,310)

Net loss from continuing operations attributable to noncontrolling interests in consolidated entities	3,882		3,821	(v)	7,703

Net (loss) income from continuing operations attributable to common unit holders	$(13,690)	$5,539	$(14,456)		$(22,607)
Net loss per common unit - basic and diluted:
Net loss from continuing operations attributable to common unit holders	$(0.48)				$(0.79)

Weighted average number of common units outstanding - basic and diluted	28,710				28,710

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

STEEL PARTNERS HOLDINGS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2015

(in thousands except per common unit data)	SPLP	JPS	PRO FORMA ADJUSTMENTS (NOTE 4)		PRO FORMA SPLP
Revenue
Diversified industrial net sales	$331,253	$78,734	$—		$409,987
Energy net sales	74,495	—	—		74,495
Financial services revenue	27,660	—	—		27,660
Investment and other income	504	—	—		504
Net investment gains	32,323	—	—		32,323
Total revenue	466,235	78,734	—		544,969
Costs and expenses
Cost of goods sold	300,033	65,165	2,255	(a)	367,453
Selling, general and administrative expenses	110,774	10,446	(2,074)	(b)	119,146
Impairment charges	28,338	—	—		28,338
Finance interest expense	589	—	—		589
Recovery of loan losses	30	—	—		30
Interest expense	4,173	184	648	(c)	5,005
Realized and unrealized gain on derivatives	(105)	—	—		(105)
Other income, net	(9,062)	—	—		(9,062)
Total costs and expenses	434,770	75,795	829		511,394
Income (loss) from continuing operations before income taxes and equity method income (loss)	31,465	2,939	(829)		33,575
Income tax provision (benefit)	11,580	1,081	(303)	(d)	12,358
Income (Loss) from equity method investments and investments held at fair value:
Income (loss) of associated companies, net of taxes	3,829	—	(5,429)	(u)	(1,600)
Income from other investments - related party	361	—	—		361
Income from investments held at fair value	3,886	—	—		3,886
Net income (loss) from continuing operations	27,961	1,858	(5,955)		23,864

Net loss from continuing operations attributable to noncontrolling interests in consolidated entities	5,104		1,229	(w)	6,333

Net income (loss) from continuing operations attributable to common unit holders	$33,065	$1,858	$(4,726)		$30,197

Net income per common unit - basic:
Net income from continuing operations attributable to common unit holders	$1.20				$1.09
Net income per common unit - diluted:
Net income from continuing operations attributable to common unit holders	$1.19				$1.08

Weighted average number of common units outstanding - basic	27,649				27,649
Weighted average number of common units outstanding - diluted	27,899				27,899

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

STEEL PARTNERS HOLDINGS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2015

(in thousands)	SPLP	JPS	PRO FORMA ADJUSTMENTS (NOTE 4)		PRO FORMA SPLP
ASSETS
Current assets:
Cash and cash equivalents	$213,785	$3,572	$(6,882)	(e)	$210,475
Restricted cash	21,396	900	—		22,296
Marketable securities	120,499	—	—		120,499
Trade and other receivables, net	135,446	24,055	—		159,501
Receivable from related parties	1,026	—	—		1,026
Loans receivable, net	84,852	—	—		84,852
Inventories, net	92,927	22,944	2,547	(f)	118,418
Deferred tax assets - current	16,866	4,905	—		21,771
Prepaid and other current assets	55,133	321	—		55,454
Assets of discontinued operations	2,500	—	—		2,500
Total current assets	744,430	56,697	(4,335)		796,792
Long-term loans receivable, net	75,328	—	—		75,328
Goodwill	96,321	10,100	1,204	(h)	107,625
Intangible assets, net	140,292	—	9,920	(i)	150,212
Deferred tax assets - non-current	55,093	44,706	—		99,799
Other non-current assets	20,401	3,392	—		23,793
Property, plant and equipment, net	225,051	13,574	31,567	(g)	270,192
Long-term investments	275,827	—	(44,238)	(t)	231,589
Total Assets	$1,632,743	$128,469	$(5,882)		$1,755,330
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$67,077	$13,886	$—		$80,963
Accrued liabilities	53,948	2,090	(485)	(j)	55,553
Financial instruments	21,385	—	—		21,385
Deposits	84,740	—	—		84,740
Payable to related parties	919	—	—		919
Short-term debt	1,633	—	—		1,633
Current portion of long-term debt	19,927	—	—		19,927
Deferred tax liabilities - current	290		937	(m)	1,227
Other current liabilities	12,617	814	—		13,431
Liabilities of discontinued operations	450	—	—		450
Total current liabilities	262,986	16,790	452		280,228
Long-term deposits	102,926	—			102,926
Long-term debt	237,325	—	65,745	(k)	303,070
Accrued pension liability	225,446	19,655	11,142	(l)	256,243
Deferred tax liabilities - non-current	5,904	—	10,540	(m)	16,444
Other liabilities	6,889	150	—		7,039
Total Liabilities	841,476	36,595	87,879		965,950
Commitments and Contingencies	—	—	—		—
Capital:
Partners’ capital	578,169	—	(10,220)	(r)	567,949
Common stock	—	104	(104)	(n)	—
Accumulated other comprehensive loss	(5,403)	(77,513)	77,513	(o)	(5,403)
Additional paid-in capital	—	130,689	(130,689)	(p)	—
Accumulated equity	—	38,594	(38,594)	(q)	—
Total capital before noncontrolling interests	572,766	91,874	(102,094)		562,546
Noncontrolling interests in consolidated entities	218,501	—	8,333	(s)	226,834
Total Capital	791,267	91,874	(93,761)		789,380
Total Liabilities and Capital	$1,632,743	$128,469	$(5,882)		$1,755,330

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

STEEL PARTNERS HOLDINGS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

1. DESCRIPTION OF TRANSACTION

Effective July 2, 2015, Handy & Harman Group Ltd. ("H&H Group"), a wholly owed subsidiary of HNH, completed the acquisition of JPS pursuant to an agreement and plan of merger, dated as of May 31, 2015 ("Merger Agreement"), by and among HNH, H&H Group, HNH Group Acquisition LLC, a Delaware limited liability company and a subsidiary of H&H Group ("H&H Acquisition Sub"), HNH Group Acquisition Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of H&H Acquisition Sub ("Sub"), and JPS. JPS is a major U.S. manufacturer of mechanically formed glass and aramid substrate materials for specialty applications in a wide expanse of markets requiring highly engineered components. At the effective time of the Merger (as described below), Sub was merged with and into JPS ("Merger"), with JPS being the surviving corporation in the Merger, and each outstanding share of JPS common stock (other than shares held by HNH and its affiliates, including SPH Group Holdings LLC ("SPH Group Holdings"), a subsidiary of SPLP, the parent company of HNH, and a significant stockholder of JPS), was converted into the right to receive $11.00 in cash. The aggregate merger consideration of $70,255 was funded primarily by H&H Group and also by SPH Group Holdings. H&H Group's funding of the aggregate merger consideration totals approximately $65,745, financed through additional borrowings under HNH's amended and restated senior credit agreement ("Senior Credit Facility").

As a result of the closing of the Merger, JPS was indirectly owned by both H&H Group and SPLP. Following the expiration of the 20-day period provided in Section 262(d)(2) of the Delaware General Corporation Law for JPS stockholders to exercise appraisal rights in connection with the Merger, and in accordance with an exchange agreement, dated as of May 31, 2015, by and between H&H Group and SPLP, HNH issued ("Issuance") to H&H Group 1,429,407 shares of HNH’s common stock and, following the Issuance, H&H Group exchanged ("Exchange") those newly issued shares of HNH common stock for all shares of JPS common stock held by SPH Group Holdings. As a result of the Exchange, H&H Group owned 100% of JPS and, on August 3, 2015, merged JPS with and into its wholly-owned subsidiary, HNH Acquisition LLC, a Delaware limited liability company, which was the surviving entity in the merger and was renamed JPS Industries Holdings LLC.

2. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of SPLP and JPS. For ease of reference, all pro forma statements use SPLP’s period-end date. The pro forma financial statements were prepared using the SPLP and JPS historical financial statements as of the dates and for the periods referred to above. No adjustments were made to JPS’s reported information for its different quarter-end and year-end dates. Certain reclassifications have been made to the historical financial statements of JPS to conform with SPLP’s presentation.

The acquisition method of accounting under existing U.S. GAAP requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, the consideration transferred is measured at the closing date of the acquisition at the then-current market price. Accordingly, the assets acquired and liabilities assumed from JPS will be recorded as of the completion of the acquisition at their respective fair values and added to those of HNH and SPLP. Financial statements and reported results of operations of SPLP issued after completion of the acquisition will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of JPS.

Acquisition-related transaction costs (e.g., advisory, legal, valuation, and other professional fees) and certain acquisition-related restructuring charges impacting the acquired company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred (see Note 4 - "Pro Forma Adjustments" for additional information). The unaudited pro forma condensed combined financial statements do not reflect any restructuring and integration charges which may be incurred in connection with HNH's acquisition of JPS. Any such costs will be expensed as incurred.

3. ACQUISITION ACCOUNTING

Consideration Transferred

The table below details the consideration paid to acquire JPS:

Fair Value of Consideration Paid

Fair value of previously held shares of JPS	$44,238
Cash paid for JPS shares via tender offer	70,255
$114,493

Allocation of Purchase Price

The following table summarizes the preliminary estimates of the fair values of the assets acquired and liabilities assumed by HNH from its acquisition of JPS:

Book value of net assets acquired at June 30, 2015	$91,874
Adjusted for:
Elimination of existing goodwill	(10,100)
Adjusted book value of net assets acquired	81,774
Adjustments to:
Inventories (see Note 4 - "Pro Forma Adjustments" Item (f))	2,547
Property, plant and equipment (see Note 4 - "Pro Forma Adjustments" Item (g))	31,567
Goodwill (see Note 4 - "Pro Forma Adjustments" Item (h))	11,304
Identifiable intangible assets (see Note 4 - "Pro Forma Adjustments" Item (i))	9,920
Accrued pension liability (see Note 4 - "Pro Forma Adjustments" Item (l))	(11,142)
Deferred income tax liabilities (see Note 4 - "Pro Forma Adjustments" Item (m))	(11,477)
Consideration transferred	$114,493

4. PRO FORMA ADJUSTMENTS

(a) To record an estimate of the additional depreciation expense related to the preliminary estimated fair value adjustment to property, plant and equipment acquired.

(b) To record the following adjustments:

	Year Ended December 31, 2014	Six Months Ended June 30, 2015
Eliminate HNH's advisory, legal, regulatory and valuation costs, which are non-recurring (1)	$—	$(679)
Eliminate JPS's acquisition-related transaction costs which are non-recurring (1)	—	(1,890)
Adjustment to amortization expense for estimated intangible asset amortization (2)	1,055	495
Total	$1,055	$(2,074)
(1) These costs are directly attributable to the acquisition of JPS and are not expected to have a continuing impact on the combined results of SPLP and JPS.

(2) Details of the adjustment to amortization expense are as follows:

	Year Ended December 31, 2014	Six Months Ended June 30, 2015
Estimated amortization expense of trade names (estimated to be $4,420 over useful life of 10 years on a straight-line basis)	$442	$221
Estimated amortization expense of customer relationships (estimated to be $3,700 over useful life of 15 years using the double-declining balance method)	493	214
Estimated amortization expense of other intangibles (estimated to be $1,800 over useful life of 15 years on a straight-line basis)	120	60
Total	$1,055	$495

(c) To record an estimate of the additional interest expense on incremental debt utilized to finance the JPS acquisition. The additional interest expense is based on additional borrowings of approximately $65,745 under HNH's Senior Credit Facility, using HNH's interest rate at the time of the borrowing.

(d) To record an estimate of the tax impacts of the pro forma adjustments using the applicable effective tax rates for the period.

(e) To record the cash portion of consideration paid of $4,510 and estimated payments of $2,372 for remaining advisory, legal and valuation costs ($485 of which were previously accrued).

(f) To adjust acquired inventory to an estimate of fair value. SPLP's cost of goods sold will reflect the increased valuation of JPS's inventory as the acquired inventory is sold. There is no continuing impact of the acquired inventory adjustment on the combined operating results and as such is not included in the unaudited pro forma condensed combined statements of operations.

(g) To adjust acquired property, plant and equipment to an estimate of fair value.

(h) To adjust goodwill to an estimate of acquisition-date goodwill, as follows:

Eliminate JPS's historical goodwill	$(10,100)
Estimated transaction goodwill	11,304
Total	$1,204

(i) To adjust acquired intangible assets to an estimate of fair value.

(j) To adjust accrued liabilities to eliminate accrued acquisition-related costs assumed paid (see item (e)).

(k) To adjust SPLP's long-term debt based on additional borrowings by HNH of approximately $65,745 under HNH's Senior
Credit Facility, which were utilized to finance the cash portion of the JPS acquisition consideration.

(l) To adjust JPS's pension liability to an estimate of fair value.

(m) To record current and non-current deferred income tax liabilities associated with purchase accounting adjustments which will not be deductible for income tax purposes.

(n) To eliminate JPS's common stock, at par.

(o) To eliminate JPS's accumulated other comprehensive loss.

(p) To eliminate JPS's additional paid-in capital.

(q) To eliminate JPS's accumulated equity.

(r) To record the following:

HNH treasury stock issued by HNH to SPLP as part of the consideration paid, at average cost (1)	$35,921
Excess of the fair value of HNH treasury stock issued over the average cost of the stock portion of the consideration	12,827
Estimated remaining advisory, legal, regulatory and valuation costs, which are non-recurring	(1,887)
Elimination of SPLP's equity method investment in JPS at June 30, 2015	(48,748)
Adjustment to record change in noncontrolling interest of HNH	(8,333)
Total	$(10,220)
(1) The additional HNH shares received by HNH increased SPLP's investment in HNH and, accordingly, the additional investment is eliminated in consolidation.

(s) To adjust the noncontrolling interest in HNH to reflect shares issued to SPLP and new ownership of HNH at June 30, 2015.

(t) To record the following:

Purchase of additional 410,050 shares of JPS at $11.00	$4,510
Eliminate SPLP's previously held equity method investment in JPS at June 30, 2015 (at $11.00 per JPS share)	(44,238)
Eliminate additional 410,050 shares of JPS at $11.00	(4,510)
Total	$(44,238)

(u) To eliminate SPLP's equity method income recorded on its investment in JPS.

(v) To record net loss attributable to noncontrolling interests for JPS net income of $5,539 and the net loss from pro forma adjustments of $18,277 at 30%, which represents SPLP's average ownership of HNH after additional HNH interest acquired as part of the JPS acquisition.

(w) To record net loss attributable to noncontrolling interests for JPS net income of $1,858 and the net loss from pro forma adjustments of $5,955 at 30%, which represents SPLP's average ownership of HNH after additional HNH interest acquired as part of the JPS acquisition.